EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of EQT Corporation, a Pennsylvania corporation, hereby constitutes and appoints David L. Porges, Philip P. Conti and Lewis B. Gardner, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign the registration statement on Form S-8 to register 10,000,000 shares of Common Stock, no par value, of EQT Corporation to be issued pursuant to the EQT Corporation 2014 Long-Term Incentive Plan and any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Signature	Title	Date

/s/ David L. Porges	Chairman, President and Chief Executive Officer	January 15, 2014
David L. Porges	(Principal Executive Officer)

/s/ Philip P. Conti	Senior Vice President and Chief Financial Officer	January 15, 2014
Philip P. Conti	(Principal Financial Officer)

/s/ Theresa Z. Bone	Vice President, Finance and Chief Accounting Officer	January 15, 2014
Theresa Z. Bone	(Principal Accounting Officer)

/s/ Vicky A. Bailey	Director	January 15, 2014
Vicky A. Bailey

/s/ Philip G. Behrman	Director	January 15, 2014
Philip G. Behrman

/s/ Kenneth M. Burke	Director	January 15, 2014
Kenneth M. Burke

/s/ A. Bray Cary, Jr.	Director	January 15, 2014
A. Bray Cary, Jr.

/s/ Margaret K. Dorman	Director	January 15, 2014
Margaret K. Dorman

Signature	Title	Date

/s/ George L. Miles, Jr.	Director	January 15, 2014
George L. Miles, Jr.

/s/ James E. Rohr	Director	January 15, 2014
James E. Rohr

/s/ David S. Shapira	Director	January 15, 2014
David S. Shapira

/s/ Stephen A. Thorington	Director	January 15, 2014
Stephen A. Thorington

/s/ Lee T. Todd, Jr.	Director	January 15, 2014
Lee T. Todd, Jr.